SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant                      ☑
Filed by a Party other than the Registrant     ☐

Check the appropriate box:
☐               Preliminary Proxy Statement
☐               Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑               Definitive Proxy Statement
☐               Definitive Additional Materials
☐               Soliciting Material Pursuant to § 240.14a-12

NASH-FINCH COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

Nash Finch Company Headquarters
7600 France Avenue South
Minneapolis, Minnesota 55435
July 8, 2003

       The 2003 Annual Meeting of Stockholders of Nash Finch Company will be held on Tuesday, July 8, 2003, at 10:00 a.m., Central Daylight Time, at the address shown above for the following purposes:

1. To elect two directors to serve for three-year terms; and

2. To transact such other business as may properly come before the meeting.

      Only stockholders of record as shown on the books of Nash Finch as of the close of business on May 13, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Stockholders are entitled to one vote for each share held of record at that time.

      TO ENSURE REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE THEIR PROXIES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A POSTAGE PAID ENVELOPE HAS BEEN ENCLOSED FOR THAT PURPOSE.

By Order of the Board of Directors

KATHLEEN E. MCDERMOTT
Senior Vice President, General Counsel
and Secretary

Minneapolis, Minnesota

June 2, 2003

THERE ARE THREE WAYS TO VOTE YOUR PROXY

      If you are a shareholder of record, your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Voting by telephone or by the internet saves us administrative and postage costs.

Vote by Phone — Toll Free — 1-800-240-6326 — Quick, Easy, Immediate

•	Use any touch tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:00 a.m., Central Daylight Time, on July 7, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the enclosed proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.

•	Follow the instructions provided.

Vote by Internet — http://www.eproxy.com/nafc/ — Quick, Easy, Immediate

•	Use the internet to vote your proxy 24 hours a day, 7 days a week until 12 noon, Central Daylight Time, on July 7, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the enclosed proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and to create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

Vote by Mail

•	Mark your voting choices on the proxy card, sign it and date it.

•	Return the proxy card in the postage-paid envelope we’ve provided, or send it to Nash Finch Company, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

      If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or via the internet. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed.

7600 France Avenue South
Minneapolis, Minnesota 55435
(952) 832-0534

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 8, 2003

INTRODUCTION

      The Board of Directors of Nash Finch Company solicits your proxy for use at the Annual Meeting of Stockholders to be held on July 8, 2003, and any adjournment thereof. A proxy card is enclosed. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in such proxy.

      Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the Secretary of Nash Finch;

•	voting by internet or telephone at a later time;

•	submitting a properly signed proxy card with a later date; or

•	voting in person at the Annual Meeting.

      A stockholder who attends the Annual Meeting need not revoke his or her proxy card and vote in person, unless he or she wishes to do so.

      This proxy statement is first being mailed to our stockholders on or about June 2, 2003.

PURPOSES OF ANNUAL MEETING

      We will conduct the following business at the Annual Meeting:

1. Elect two directors to serve for three-year terms; and

2. Such other business as may properly come before the Annual Meeting.

OUTSTANDING SHARES; VOTING RIGHTS

      The close of business on Tuesday, May 13, 2003 has been fixed by our Board of Directors as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On May 13, 2003, we had outstanding 11,951,408 shares of our common stock, par value $1.66 2/3 per share. Each share of our common stock entitles the holder to one vote at the Annual Meeting, and no cumulative voting is allowed. A majority of the total shares of common stock issued and outstanding as of the record date (5,975,705 shares) must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. We will count your shares as present at the meeting for purposes of determining a quorum if you:

•	Are present and vote in person at the meeting; or

•	Have properly submitted a proxy card or voted over the telephone or the internet on a timely basis.

If you vote in person at the meeting or submit a proxy card (by mail, telephone or internet), your shares will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, even if you withhold votes from director nominees, or abstain or fail to vote on particular matters, or if a “broker non-vote” (described below) occurs on a particular matter.

      If you return your properly signed proxy card or use internet or telephone voting in a timely fashion before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your returned proxy card or through internet or telephone prompts how you want to vote your shares, we will vote them (i) FOR the election of all director nominees, and (ii) with respect to any other business which may properly come before the Annual Meeting, or any adjournment thereof, according to the best judgment of the proxies named on the enclosed proxy card.

      Stockholders may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Shares for which votes are withheld on the election of any director will be treated as shares present and entitled to vote on the election of directors generally, and will therefore have the same effect as a vote against that director. The election of the directors requires the affirmative vote of a majority of the total shares of our common stock present at the meeting, whether in person or by proxy, and entitled to vote on the election of directors.

      If your shares are held in a brokerage account in your broker’s name (“street name”) and you do not provide voting instructions to your broker, your broker may vote your shares on proposals where it has discretionary authority to vote, but not on proposals where it does not have discretionary authority to vote. In the latter situation, a broker non-vote occurs. Broker non-votes effectively reduce the number of shares needed to approve a particular proposal. Nasdaq rules permit brokers discretionary authority to vote on the election of directors, so if you do not vote your street name shares, your broker has authority to vote them on your behalf.

      Ballots will be passed out during the meeting to anyone who wants to vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your broker or nominee to vote in person at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding beneficial ownership of our common stock as of April 30, 2003 for each stockholder who we know owns beneficially more than five percent of the outstanding shares of common stock on that date.

Name and Address of			Percent of
the Beneficial Owner	Amount		Class(a)

Barclay’s Global Investors, N.A	894,330	(b)	7.5%
Barclay’s Global Fund Advisors 45 Fremont Street San Francisco, CA 94105

Dimensional Fund Advisors, Inc.	860,992	(c)	7.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Franklin Resources, Inc.,	800,000	(d)	6.7%
Charles B. Johnson,
Rupert H. Johnson, Jr.
One Franklin Parkway
San Mateo, CA 94403;
Franklin Advisory Services, LLC
One Parker Plaza, 16th Floor,
Fort Lee, NJ 07024

(a)	Based upon 11,943,217 shares of common stock outstanding as of April 30, 2003.

(b)	The amount of shares is based upon a Schedule 13G dated February 10, 2003 reporting beneficial ownership as of December 31, 2002. Barclay’s Global Investors, N.A. reported that it has sole voting and investment power over 718,524 shares. Barclay’s Global Fund Advisors reported that it has sole voting and investment power over 176,076 shares. All such shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(c)	The amount of shares is based upon a Schedule 13G dated February 3, 2003 reporting beneficial ownership as of December 31, 2002. Dimensional Fund Advisors, Inc. (“DFA”) reported that it is an investment advisor or manager for certain investment companies, trusts and accounts (“funds”), and as such possesses sole voting and investment power over the 860,992 Nash Finch shares that are owned by such funds. None of these funds, to the knowledge of DFA, owns more than 5% of the class. DFA disclaims beneficial ownership of such securities.

(d)	The amount of shares is based upon a Schedule 13G dated February 12, 2003 reporting beneficial ownership of common stock by such persons as of December 31, 2002. Franklin Advisory Services, LLC (“FAS”) reported that it is an investment advisor for investment companies and other managed accounts (“funds”), and as such possesses sole voting and investment power over the 800,000 Nash Finch shares owned by such funds. One of these funds, Franklin Balance Sheet Investment Company, a series of the registered investment company Franklin Value Investment Trust, is reported to have an interest in more than 5% of the common stock of Nash Finch. The Schedule 13G also reports that Franklin Resources, Inc. (“FRI”), as the parent company of FAS, and the individuals named, as principal shareholders of FRI, are deemed the beneficial owners of the securities held by persons and entities advised by FAS.

SECURITY OWNERSHIP OF MANAGEMENT

      The table below sets forth information regarding beneficial ownership of our common stock as of April 30, 2003 for:

•	each of our directors and nominees for director;

•	each of our executive officers named in the Summary Compensation Table below, otherwise known as our “named executive officers;” and

•	all of our directors and executive officers as a group.

      For the purpose of calculating the percentage of the class beneficially owned, the number of shares of common stock outstanding includes:

•	11,943,217 shares of common stock outstanding as of April 30, 2003; and

•	shares of common stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from April 30, 2003, or shares of common stock that the person or group may have the right to acquire through other means within 60 days from April 30, 2003.

      Except as indicated in the footnotes to this table and subject to any applicable community property laws, the persons in the following table have sole voting and investment power with respect to all shares listed as beneficially owned by them.

						Total Shares of Common
				Number of		Stock Beneficially Owned
				Share Units(a)/
	Number of		Number of	Performance			Percent of
Name of Beneficial Owner	Shares		Options	Units(b)		Amount	Class

Carole F. Bitter	4,000	(c)	11,000	21,724	(a)	36,724	*
Jerry L. Ford	8,500	(d)	11,000	6,782	(a)	26,282	*
Allister P. Graham	17,000		11,000	30,917	(a)	58,917	*
John H. Grunewald	10,569	(e)	8,000	16,253	(a)	34,822	*
Robert F. Nash	80,253	(f)	11,000	7,532	(a)	98,785	*
Laura Stein	300		7,500	3,220	(a)	11,020	*
John E. Stokely	7,765		10,000	—		17,765	*
William R. Voss	2,043		10,500	16,317	(a)	28,860	*
William H. Weintraub	1,500		—	887	(a)	2,387	*
Ron Marshall	91,180	(g)	279,000	8,175	(b)	378,355	3.1%
Christopher A. Brown	24,774		78,000	1,132	(b)	103,906	*
Jerry L. Nelson	9,284		61,000	—		70,284	*
Bruce A. Cross	14,060		47,500	3,342	(b)	64,902	*
Robert B. Dimond	5,331		56,000	—		61,331	*
All Directors and Executive Officers as a Group (21 persons)	299,520	(h)	671,500	116,281		1,087,301	8.5%

*	Less than 1%.

(a)	Share Units represent phantom shares of common stock payable in shares of common stock to non-employee directors upon termination of service on the Board under the 1997 Non-Employee Directors Stock Compensation Plan.

(b)	Reflects shares that may be issued upon settlement of 50% of the total Performance Units held by the named executive officer if the officer voluntarily terminates employment with the Company before reaching age 60. As of April 30, 2003, the total Performance Units held by Mr. Marshall, Mr. Brown and Mr. Cross related to 16,349, 2,264 and 6,684 shares of common stock, respectively. Each named executive officer will have the right to settlement of 100% of the Performance Units if his employment ends before age 60 due to death, disability or termination by the Company without cause, or if his employment ends after age 60 for any reason other than termination for cause. If he is terminated for cause before age 65, he forfeits all Performance Units unless the Compensation Committee determines otherwise.

(c)	Includes 1,000 shares owned beneficially by a trust for the benefit of Dr. Bitter’s husband, but as to which she disclaims any beneficial interest.

(d)	Includes 500 shares owned by Mr. Ford’s wife, but as to which he disclaims any beneficial interest.

(e)	Includes 500 shares held by a trust for which Mr. Grunewald’s wife serves as a trustee, but as to which he disclaims any beneficial interest.

(f)	Includes 29,082 shares held by a residuary trust resulting from the estate of Mr. Nash’s wife, as to which Mr. Nash is both a trustee and a primary beneficiary of the trust, and as to which Mr. Nash shares voting and investment power.

(g)	Includes 6,100 shares owned beneficially by Mr. Marshall’s wife and children, but as to which he disclaims any beneficial interest. Also includes 40,000 shares of unvested restricted stock as to which he has sole voting power; investment power, however, will vest in 10,000 share increments on February 19 of the years 2004 through 2007.

(h)	Includes 37,182 shares as to which voting and investment power are shared or may be deemed to be shared, and 40,000 shares of unvested restricted stock as discussed in note (g).

ELECTION OF DIRECTORS

Nomination

      Our Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall consist of not less than nine nor more than seventeen members, as determined from time to time by the Board of Directors, divided into three classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year. The Board of Directors has determined that there will be nine directors for the ensuing year.

      The terms of three current members of the Board of Directors will expire at the Annual Meeting. One of the three, Robert F. Nash, is retiring and will not stand for reelection. The other two, Jerry L. Ford and John E. Stokely, have been nominated by the Board of Directors to serve as directors of Nash Finch for three-year terms expiring at the 2006 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The terms of the remaining seven current members of the Board of Directors will expire as indicated below.

      The affirmative vote of a majority of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of the two nominees. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the two nominees named in the proxy card, unless otherwise directed by the stockholder. The Board of Directors recommends a vote FOR the election of each of the nominees. While the Board of Directors has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other person as determined in the discretion of the proxies named on the enclosed proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Information About Directors and Nominees

      The following information is provided concerning the two nominees for election as directors of Nash Finch, and the other directors who will continue serving as directors of Nash Finch but are not standing for election at the Annual Meeting.

Nominees for Three-Year Terms Expiring in 2006:

Jerry L. Ford Director since 1997 Age 62	Mr. Ford has been an independent business consultant since March 2000. Mr. Ford previously served as the Chief Development Officer of Jetways, Inc., a business aircraft management firm, from April 1, 1999 through March 2000; as a consultant to Jetways, Inc. from November 1, 1998 until March 31, 1999; and as Executive Vice President and Chief Operating Officer for Comdisco Network Services, a division of Comdisco, Inc., a computer network implementation and management firm, from June 30, 1994 until April 15, 1998. He also served in various management and officer positions with The Pillsbury Company and General Mills, Inc. Mr. Ford is a director of Western Horizons Resorts, Inc.

John E. Stokely Director since 1999 Age 50	Mr. Stokely has been an independent business consultant since August 1999. Mr. Stokely previously served as Chairman of the Board, President and Chief Executive Officer of Richfood Holdings, Inc., a wholesale and retail food distributor, from 1998 to August 1999, after holding various senior executive positions at Richfood between 1991 and 1999, including President from 1995 until August 1999, and Chief Executive Officer from 1996 until August 1999. Mr. Stokely also serves as a director of Performance Food Group Company, SCP Pool Corporation and Transaction Systems Architects, Inc.

Directors Not Standing for Election This Year Whose Terms Expire in 2004:

Allister P. Graham Director since 1992 Age 67	Mr. Graham retired in September 1998 as the Chief Executive Officer of The Oshawa Group Limited, a food distributor in Canada, a position he held for more than five years. He retired in February 1999 as the Chairman and a director of The Oshawa Group Limited as a result of a change of control. Mr. Graham also serves as a director of Manulife Financial of Toronto, Canada.

Ron Marshall Director since 1998 Age 49	Mr. Marshall has served as the Chief Executive Officer of Nash Finch since June 1998, and served as the President of Nash Finch from June 1998 to September 2002. Mr. Marshall previously served as Executive Vice President and Chief Financial Officer of Pathmark Stores, Inc., a retail grocery store chain, from September 1994 to May 1998.

Laura Stein Director since 2001 Age 41	Ms. Stein has served as Senior Vice President and General Counsel of H.J. Heinz Company, a global marketer and manufacturer of branded food products, since January 2000. She previously served in various positions in the Legal Services Department of The Clorox Company, a global manufacturer of branded household products, from May 1992 to December 1999, last holding the position of Assistant General Counsel — Regulatory Affairs.

Directors Not Standing for Election This Year Whose Terms Expire in 2005:

Carole F. Bitter Director since 1993 Age 57	Dr. Bitter has served as the President and Chief Executive Officer of Harold Friedman, Inc., an operator of retail supermarkets, since 1976.

John H. Grunewald Director since 1992 Age 66	Mr. Grunewald retired in January 1997 as Executive Vice President, Finance and Administration of Polaris Industries, Inc., a manufacturer of recreational equipment, a position he had held since September 1993. Mr. Grunewald also serves as a director of Renaissance Learning, Inc.

William R. Voss Director since 1998 Age 49	Mr. Voss has served as Managing Director of Lake Pacific Partners, LLC, a private equity investment firm, since January 2000. From June 1999 to December 1999, he was an independent business consultant. He previously served as Chairman of the Board, President and Chief Executive Officer of Natural Nutrition Group, Inc., a manufacturer of organic and natural food products, from August 1995 until May 1999. Mr. Voss also serves as a director of Interphase Corporation.

William H. Weintraub Director since 2002 Age 60	Mr. Weintraub is currently an adjunct professor in the School of Journalism and Mass Communications at the University of Colorado at Boulder. He is also a frequent guest lecturer at several other universities and he is Executive-in-Residence at the University of Colorado’s Leeds School of Business. He was the Senior Vice President of Marketing of the Coors Brewing Company from 1993 to 2002. His professional career also includes 15 years at Procter & Gamble Company, as well as chief marketing officer positions at Kellogg Company and Tropicana, Inc.

Information About the Board of Directors and Its Committees

      The Board of Directors has three standing committees with the principal functions described below. Effective April 1, 2002, the functions of the Corporate Governance Committee and the Nominating Committee were merged into a single Corporate Governance Committee.

Audit Committee

•	Assists the Board in its general oversight of the Company’s financial reporting, accounting and financial controls, compliance processes and audit functions;

•	Selects the firm to be appointed as Nash Finch’s independent auditor, and evaluates their qualifications, performance and independence;

•	Reviews and approves the scope of annual audit and internal audit program;

•	Reviews and discusses with management and independent auditor accounting and audit principles and practices and the adequacy and effectiveness of accounting and financial controls;

•	Gives prior approval to all audit and non-audit services performed by independent auditor;

•	Meets independently with internal audit and independent auditor to discuss the results of their examinations; and

•	Reviews with management and independent auditors the periodic reports to be filed by Nash Finch with the SEC.

Corporate Governance Committee

•	Considers and recommends to the Board the size of the Board, nominees for election as director, nominees for appointment to standing Board committees as well as policies relating to the functions of such committees;

•	Considers and recommends to the Board proposals regarding director compensation;

•	Implements and monitors the Board’s governance guidelines and recommends to the Board any modifications to the guidelines;

•	Conducts a periodic evaluation of overall Board performance and its governance processes and an annual evaluation of individual directors; and

•	Reviews succession planning for critical, senior management positions, including the CEO position, and annually assesses the effectiveness of the CEO.

Compensation Committee

•	Reviews and approves salaries and bonus plan awards for corporate and operating officers, and in doing so for the CEO considers the results of the assessment conducted by the Corporate Governance Committee;

•	Administers all stock-based incentive plans and deferred compensation plans for employees and directors (except for the 1997 Non-Employee Director Stock Compensation Plan);

•	Considers and recommends to the Board nominees for election as corporate and operating officers;

•	Reviews and approves stock-based compensation awards for corporate and operating officers; and

•	Reviews and submits to the Board recommendations regarding new or revised executive compensation plans.

      Stockholder recommendations for director nominees may be submitted to and will be considered by the Corporate Governance Committee, but there are no established procedures for submitting such recommendations for the Committee’s consideration.

      The following table summarizes the current membership of the Board of Directors and each of its committees, as well as the number of times each met during the fiscal year ended December 28, 2002 (“fiscal 2002”).

Corporate
	Board of	Audit	Compensation	Governance
	Directors	Committee	Committee	Committee

Carole F. Bitter	X	X	X
Jerry L. Ford	X		Chair	X
Allister P. Graham	Chair
John H. Grunewald	X	X	X
Ron Marshall	X
Robert F. Nash	X	X		X
Laura Stein	X		X	X
John E. Stokely	X	Chair		X
William R. Voss	X	X		Chair
William H. Weintraub	X	X
Number of fiscal 2002 meetings	6	12	5	6*

*	Includes one meeting of the Nominating Committee before it was merged into the Corporate Governance Committee.

      Each director attended 75% or more of the total meetings of the Board of Directors and Board committees on which the director served held during fiscal 2002 (or the period he or she served as a director, if shorter).

Compensation of Directors

      Directors’ Fees. Directors who are not full-time employees of Nash Finch, otherwise known as our outside directors, receive compensation for serving as a director and are reimbursed for out-of-pocket traveling expenses incurred in attending Board and committee meetings.

      Each outside director is entitled to receive $1,500 for each Board meeting attended and $750 for each committee meeting attended. Each outside director, other than the Board Chair, is also entitled to receive a retainer of $1,833 per month ($22,000 annually) for serving as a director. Since March 1, 2002, outside directors have received an additional retainer of either $208 per month ($2,500 annually) for serving as a member of a committee of the Board or $416 per month ($5,000 annually) for serving as chair of a committee of the Board. Prior to March 1, 2002, the committee and committee chair retainers were $125 per month ($1,500 annually) and $250 per month ($3,000 annually), respectively. The Board Chair receives a retainer of $5,500 per month ($66,000 annually).

      1997 Non-Employee Director Stock Compensation Plan. The 1997 Non-Employee Director Stock Compensation Plan provides outside directors with (i) 50% of their annual retainer either in shares of common stock or units credited to a phantom stock account, and (ii) the opportunity to defer the receipt of the remainder of their director compensation either through units credited to a phantom stock account or dollar denominated credits to an interest bearing cash account. Amounts deferred to the phantom stock account will be credited with additional units representing the deemed reinvestment of dividend equivalents, and distributions from the phantom stock account are made only in shares of common stock. Amounts deferred to the cash account are payable only in cash. In each case, the amounts deferred are payable upon termination of service as a director.

      1995 Director Stock Option Plan. The 1995 Director Stock Option Plan currently provides for an annual grant of an option to purchase 5,000 shares of common stock to each outside director, effective immediately following each annual meeting of stockholders of Nash Finch while the plan is in effect. The options have an exercise price equal to the fair market value of a share of Nash Finch common stock on the date of grant, become exercisable six months after the date of grant and have five-year terms. According to the terms of the plan, each outside director was granted an option under the 1995 Director Stock Option Plan on May 14, 2002.

      Outside directors are also eligible to participate in the 2000 Stock Incentive Plan. However, no awards have been granted to outside directors under that plan.

      A director who is a current employee of Nash Finch receives no additional compensation for serving as a director.

EXECUTIVE OFFICERS OF NASH FINCH

      The following table sets forth information about our executive officers as of April 30, 2003:

		Year First
		Elected or
		Appointed as
		an Executive
Name	Age	Officer	Title

Ron Marshall	49	1998	Chief Executive Officer
Jerry L. Nelson	56	2000	President and Chief Operating Officer
Christopher A. Brown	40	1999	Executive Vice President, Merchandising
Robert B. Dimond	41	2000	Executive Vice President, Chief Financial Officer and Treasurer
David J. Bersie	52	2002	Sr. Vice President, Food Distribution
Bruce A. Cross	51	1998	Sr. Vice President, Business Transformation
James R. Dorcy	43	2001	Sr. Vice President, Retail
Kathleen E. McDermott	53	2002	Sr. Vice President, General Counsel and Secretary
Rose M. Bailey	52	2001	Vice President, Human Resources
William F. Harbecke	58	2002	Vice President, Real Estate and Construction
Jeffrey E. Poore	44	2001	Vice President, Distribution and Logistics
LeAnne M. Stewart	38	1999	Vice President and Corporate Controller

      There are no family relationships between or among any of our executive officers or directors. Our executive officers are elected by the Board of Directors for one-year terms, commencing with their election at the first meeting of the Board of Directors immediately following the annual meeting of stockholders and continuing until the next such meeting of the Board of Directors.

      Ron Marshall has served as our Chief Executive Officer and a director since June 1998 and as our President from June 1998 to September 2002. Mr. Marshall previously served as Executive Vice President and Chief Financial Officer of Pathmark Stores, Inc., a grocery store chain, from September 1994 to May 1998.

      Jerry L. Nelson has served as our President and Chief Operating Officer since September 2002. He previously served as our Executive Vice President, Food Distribution from October 2000 to September 2002, as our Senior Vice President, Midwest Region, from April 2000 to October 2000, and as Vice President, Midwest Region, from November 1999 to April 2000. Prior to joining us, he served as Executive Vice President of Hagemeyer N.A., a specialty food distributor, from March 1997 to June 1999. From March 1995 to August 1996, he served as Operating Group President of Fleming Companies Inc., a food wholesaler and retailer.

      Christopher A. Brown has served as Executive Vice President, Merchandising since October 1999. Prior to joining us, Mr. Brown was employed for over five years by Richfood Holdings, Inc., a food wholesaler and retailer. At Richfood Holdings, Inc., he served in various executive positions, including Executive Vice President, Procurement and Merchandising of the Farm Fresh Division from October 1998 to October 1999, Executive Vice President, Procurement for Richfood Holdings, Inc. from April 1997 to October 1998, Senior Executive Vice President of Super Rite Foods division from March 1996 to April 1997 and President and Chief Operating Officer of Rotelle, Inc., a subsidiary, from August 1994 to March 1996.

      Robert B. Dimond has served as our Executive Vice President since May 2002, as Treasurer since May 2001, as our Chief Financial Officer since October 2000 and as our Senior Vice President from October 2000 to May 2002. Mr. Dimond previously served as Group Vice President and Chief Financial Officer for the western region of Kroger Co., a grocery store chain, from March 1999 to September 2000. From February 1992 until March 1999, he served as Group Vice President, Administration and Controller, for Smith’s Food & Drug Centers, Inc., a grocery store chain.

      David J. Bersie has served as our Senior Vice President, Food Distribution since September 2002. He previously served as our Vice President of the Midwest Region from October 2000 to September 2002 and as Division Manager of the Cincinnati and Cedar Rapids Distribution Centers from October 1999 to October 2000. Prior to joining us, he served in various positions with Fleming Companies, including Division President — Peoria Division, Director of Merchandising and Director of Grocery — Minneapolis Division, from 1977 to 1999.

      Bruce A. Cross has served as our Senior Vice President, Business Transformation since May 2000. He served as Senior Vice President and Chief Information Officer from September 1998 to May 2000. Mr. Cross previously served as Senior Project Executive for IBM Global Services, a strategic technical outsourcing and business consulting firm, from January 1995 to September 1998.

      James R. Dorcy has served as our Senior Vice President, Corporate Retail since November 2001. He previously served as Vice President, Marketing and Advertising from February 2000 to November 2001. From December 1998 to November 1999, Mr. Dorcy served as Vice President, Advertising and Marketing for Farm Fresh Inc., a grocery store chain. From November 1994 to December 1998, he served as Vice President, Advertising and Marketing for Bozzuto’s, Inc., a food wholesaler and retailer.

      Kathleen E. McDermott has served as our Senior Vice President, General Counsel and Secretary since March 2002. She previously served as a Partner with Collier Shannon Scott, PLLC, a law firm, from January 2001 to March 2002. From June 1993 to June 1996, she served as Executive Vice President and Chief Legal Officer at American Stores Company. From 1980 to 1993, she served as a Partner with the Collier, Shannon, Rill & Scott law firm.

      Rose M. Bailey has served as our Vice President, Human Resources since February 2001. She previously served as Director of Human Resource Programs for Arcadia Financial, a buyer and servicer of automobile loans, from February 1998 to January 2001. From March 1979 to January 1997, she served as Vice President of Human Resources for County Seat Stores, Inc., a retailer of specialty clothing.

      William F. Harbecke has served as our Vice President, Real Estate and Construction since May 2002. He previously served as Regional Vice President of Real Estate for Albertson’s, Inc. from 1999 to 2002. From 1986 to 1999 he served in various positions with American Stores Company, ranging from Director of Real Estate to Senior Vice President of Real Estate.

      Jeffrey E. Poore has served as our Vice President, Distribution and Logistics since May 2001. Since 1996 Mr. Poore served in various positions with SuperValu Inc., a food wholesaler and retailer, most recently as Vice President, Logistics from January 1999 to April 2001. Before joining SuperValu, Mr. Poore served as the Director of Logistics for SUN TV & Appliance, Inc. from December 1995 to September 1996.

      LeAnne M. Stewart has served as our Vice President since July 1999, as Controller since April 2000, and served as Treasurer from May 2000 to May 2001. Prior to her election as Controller, Ms. Stewart served as our Vice President, Financial Planning and Analysis. Prior to joining us, she served as Manager, Corporate Finance for Enron Europe Limited, an international energy company, from August 1997 to March 1999. From December 1987 to July 1995, she served in various positions ranging from staff accountant to senior manager at Ernst & Young LLP.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

      The following table sets forth the cash and non-cash compensation earned during the fiscal years ending December 28, 2002, December 29, 2001 and December 30, 2000 by our Chief Executive Officer and our four other most highly compensated executive officers, otherwise known as our “named executive officers.”

Summary Compensation Table

				Long Term
				Compensation Awards

		Annual Compensation			Securities
				Restricted	Underlying	All Other
Name and		Salary	Bonus	Stock Awards	Options	Compensation
Principal Position	Year	($)	($)(a)(b)	($)(c)	(#)	($)

Ron Marshall	2002	$673,149	$507,303	$1,456,750	40,000 (d)	$148,147	(e)
Chief Executive Officer	2001	655,889	750,000	—	85,000	137,557
	2000	582,533	297,750	—	75,000	120,421

Jerry L. Nelson	2002	$350,191	$252,805	$1,795	25,000	$78,977	(f)
President and	2001	288,246	275,000	—	25,000	60,455
Chief Operating Officer	2000	205,876	107,549	—	60,000	63,011

Christopher A. Brown	2002	$359,109	$289,205	—	25,000	$80,262	(g)
Executive Vice President,	2001	349,040	350,000	—	25,000	69,808
Merchandising	2000	307,807	150,000	—	30,000	285,460

Robert B. Dimond	2002	$284,506	$210,707	$4,488	25,000	$60,840	(h)
Executive Vice President,	2001	247,742	240,000	—	15,000	78,598
Chief Financial Officer	2000	69,041	36,923	—	75,000	78,420
and Treasurer

Bruce A. Cross Sr.	2002	$254,300	$168,565	—	7,500	$59,391	(i)
Senior Vice President,	2001	247,742	192,000	—	15,000	55,927
Business Transformation	2000	229,561	83,370	—	25,000	47,343

(a)	Bonuses for services rendered have been included as compensation for the year earned, even though bonuses were actually paid in the following year. For fiscal 2002, each executive officer was entitled to elect to receive some or all of his or her bonus in shares of Nash Finch common stock, valued at the fair market value of such stock on May 12, 2003, the date the Compensation Committee approved the bonus payouts. To the extent a recipient elected to receive shares of common stock as part of a bonus payout, the recipient would also receive shares of restricted common stock equal in amount to 15% of the unrestricted shares received. The bonus amounts shown in the table for 2002 include the value of the shares of unrestricted common stock received in 2003, but the value of the additional restricted shares received in 2003 is reported under “Restricted Stock Awards.” The following named executive officers elected to receive a portion of their 2002 bonuses in shares of common stock:

	Amount of 2002	No. Unrestricted
Name	Bonus Paid in Shares	Shares Issued

Jerry L. Nelson	$11,994	1,069
Robert B. Dimond	$29,991	2,673

(b)	For fiscal 2001 and 2000, the amount of each bonus shown was paid 50% in cash and 50% in restricted shares of common stock. The number of restricted shares received was determined utilizing the fair market value of Nash Finch common stock on the date the Compensation Committee approved the bonus payouts. Restricted shares awarded vested one year after the date of grant. Restricted share awards to the named executive officers in payment of 50% of the bonuses approved for 2001 and 2000 are summarized as follows:

	Restricted Shares
	Awarded in
	Payment of 50%
	of Bonus

Name	2001	2000

Ron Marshall	12,818	9,925
Jerry L. Nelson	4,700	3,584
Christopher A. Brown	5,981	5,000
Robert B. Dimond	4,101	1,230
Bruce A. Cross	3,281	2,779

(c)	The amount shown for Mr. Marshall for 2002 reflects the value of an award of 50,000 shares of restricted stock under the 2000 Stock Incentive Plan effective February 19, 2002. Of the 50,000 shares of restricted stock subject to this award, 20% vest annually beginning one year after the date of grant. On each vesting date, Mr. Marshall also receives a cash payment in an amount equal to 40% of the fair market value of the shares that vest on that date to partially offset taxes due. The amounts shown for Messrs. Nelson and Dimond reflect the value of awards of 160 and 400 restricted shares, respectively, on May 12, 2003, the date that bonus payments for 2002 were approved. Those shares vest in full two years after the date they were awarded. Cash dividends are paid on restricted stock if, and to the extent, dividends are paid on common stock generally. The aggregate unvested restricted stock holdings of the named executive officers on December 28, 2002, and the value of those holdings on that date (based on the fair market value of Nash Finch common stock), were as follows:

	Restricted Shares
Name	at 12/28/02	Value at 12/28/02

Ron Marshall	62,818	$471,763
Jerry L. Nelson	4,700	35,279
Christopher A. Brown	5,981	44,917
Robert B. Dimond	4,101	30,799
Bruce A. Cross	3,281	24,640

(d)	Non-qualified stock option awarded on May 12, 2003 in connection with the decision by the Compensation Committee to make a discretionary reduction in the cash bonus payable for 2002 under the Performance Incentive Plan. The exercise price of the option is equal to the fair market value of Nash Finch common stock on the grant date. The option has a term of five years and becomes exercisable as to 20% of the shares six months after the grant date and on each of the first four anniversaries of the grant date.

(e)	Includes a credit of $134,630 to Nash Finch’s Supplemental Executive Retirement Plan (SERP), above-market interest of $6,124 accrued during fiscal 2002 on SERP and deferred compensation balances, and a contribution of $7,393 to the Nash Finch Profit Sharing Plan.

(f)	Includes a credit of $70,038 to the SERP, above-market interest of $1,546 accrued during fiscal 2002 on SERP and deferred compensation balances, and a contribution of $7,393 to the Nash Finch Profit Sharing Plan.

(g)	Includes a credit of $71,822 to the SERP, above-market interest of $1,047 accrued during fiscal 2002 on SERP and deferred compensation balances, and a contribution of $7,393 to the Nash Finch Profit Sharing Plan.

(h)	Includes a credit of $56,901 to the SERP, above-market interest of $1,174 accrued during fiscal 2002 on SERP and deferred compensation balances, and a contribution of $2,765 to the Nash Finch Profit Sharing Plan.

(i)	Includes a credit of $50,860 to the SERP, above-market interest of $1,168 accrued during fiscal 2002 on SERP and deferred compensation balances, and a contribution of $7,393 to the Nash Finch Profit Sharing Plan.

Option Grants During Fiscal 2002

      The following table summarizes the options granted to the named executive officers during fiscal 2002.

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed
		Options			Annual Rates of
	Number of	Granted to			Stock Price Appreciation
	Securities	Employees			for Option Term(b)
	Underlying	during Fiscal	Exercise	Expiration
Name	Options(a)	Year 2002	Price ($/sh)	Date	5%($)	10%($)

Ron Marshall	—	—	—	—	—	—
Jerry L. Nelson	25,000	7.1%	31.60	7/7/07	$218,262	$482,303
Christopher A. Brown	25,000	7.1%	31.60	7/7/07	$218,262	$482,303
Robert B. Dimond	25,000	7.1%	31.60	7/7/07	$218,262	$482,303
Bruce A. Cross	7,500	2.0%	31.60	7/7/07	$65,479	$144,691

(a)	Reflect grants of stock options under the 2000 Stock Incentive Plan on July 8, 2002, each at an exercise price equal to the fair market value of our common stock on that date. Each option has a five-year term, and vests in 20% increments beginning six months after the date of grant and, thereafter, on each of the first four anniversaries of the date of grant.

(b)	Potential realizable value is calculated based on an assumption that the price of our common stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied according to Securities and Exchange Commission (“SEC”) rules and therefore are not intended to forecast possible future appreciation, if any, of our common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the continued employment of the named executive by Nash Finch. There can be no assurance that the amounts reflected in this table will be realized.

Option Exercises in Fiscal 2002/ Fiscal Year-End Option Values

      The following table summarizes the number of shares acquired upon exercise of stock options by our named executive officers during fiscal year 2002 and the number of their outstanding stock options at the end of the fiscal year and the value of such options for which the fair market value of our common stock on that date exceeded the exercise price.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at 12/28/02		at 12/28/02(a)
	Acquired on
	Exercise	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	Realized	(#)	(#)	($)	($)

Ron Marshall	—	—	279,000	81,000	—	—
Jerry L. Nelson	—	—	56,000	69,000	$790	$198
Christopher A. Brown	—	—	73,000	67,000	$11,700	$3,900
Robert B. Dimond	—	—	51,000	64,000	—	—
Bruce A. Cross	—	—	46,000	26,500	—	—

(a)	Represents the difference between the fair market value of common stock on December 28, 2002 ($7.51) and the exercise price of the in-the-money options, before payment of applicable income taxes.

Supplemental Executive Retirement Plan

      The Nash Finch Supplemental Executive Retirement Plan (“SERP”) is an unfunded plan designed to provide retirement income to eligible participants to supplement amounts available from other sources. The plan is administered by the Compensation Committee, which selects participants from among Nash Finch’s management or highly compensated employees, including the named executive officers.

      Under the SERP, each participant who is actively employed by, or on an approved leave of absence from, Nash Finch or an affiliated entity on the last day of a calendar year will be credited with an amount equal to 20% of his or her base salary for that year. On the last day of each calendar quarter, the Compensation Committee will credit each participant’s SERP account with earnings on the average daily account balance for the quarter equal to the quarterly equivalent of the average annual corporate bond yield for each month during the quarter, as reported by Moody’s Investor’s Service, Inc.

      Participants become fully vested in their SERP contribution account and the related earnings upon attaining age 65. Participants also become fully vested in their SERP accounts upon death or disability during the term of their employment. If a participant’s employment terminates prior to any of the foregoing events, the degree of vesting will be determined on the basis of his or her years of participation in the SERP, ranging from 0% for less than five years’ participation to full vesting for ten or more years’ participation. The entire balance of a participant’s SERP account will be forfeited if the participant competes with Nash Finch while the participant is employed by Nash Finch or an affiliated entity or is receiving distributions under the SERP, or if the participant’s employment is terminated for dishonesty or criminal conduct.

      Distributions under the SERP begin the first month of the next calendar year following a participant’s termination of employment. Payments will be made in 120 monthly installments, determined in each case by dividing the participant’s vested account balance by the number of remaining payments due. Prior to commencement of a participant’s distributions, the Compensation Committee may elect to make the distribution in any alternative form, subject to certain conditions set forth in the SERP.

      We credited the SERP accounts of the named executive officers with respect to fiscal year 2002 as shown in the Summary Compensation Table above.

Change in Control and Severance Arrangements

      We have entered into change in control agreements with certain executive officers and key employees of Nash Finch and its subsidiaries, including the executive officers named in the Summary Compensation Table. Absent a “change in control,” these agreements do not require Nash Finch to retain the executives or to pay them any specified level of compensation or benefits.

      Each agreement provides that if an employee is terminated within 24 months of a change in control of Nash Finch (or, in limited circumstances, prior to such a change in control) for any reason other than death, disability, retirement or cause, or if the employee terminates within 24 months of a change in control for “good reason,” then the employee is entitled to receive a lump sum payment equal to the employee’s highest monthly compensation during the 36 months prior to the termination multiplied by either 12, 24 or 36 months. The employee is also entitled to the continuation of certain benefit plans (including health, life, dental and disability) for the employee and his or her dependents for 12, 24 or 36 months. The multiple referred to above is 36 months for Mr. Marshall, 24 months for Mr. Brown, Mr. Nelson, Mr. Cross and Mr. Dimond, and either 24 months or 12 months for all other designated employees. In addition, if the employee is required to pay any federal excise tax or related interest or penalties on the payments associated with the change in control, an additional payment (“gross-up”) is required in an amount such that after the payment of all taxes, income and excise, the employee will be in the same after-tax position as if no such excise tax had been imposed.

      For purposes of these agreements, “good reason” generally includes reductions in compensation or benefits, demotions, relocation and any termination for reasons other than death, disability or retirement within 6 months of a change in control. A “change in control” is generally deemed to have occurred if: (a) a majority of Nash Finch’s Board is no longer comprised of individuals who were directors at the time these agreements were entered into or who became directors with the approval of a majority of the “incumbent directors”; (b) another party becomes the beneficial owner of at least 30% of Nash Finch’s outstanding voting stock; (c) Nash Finch sells or otherwise disposes of all or substantially all of its assets, or is liquidated or dissolved; or (d) a change in control of the type required to be reported in response to item 1(a) of Form 8-K under the Securities Exchange Act occurs.

      Similar events, which specifically include certain mergers or consolidations and a third party becoming the beneficial owner of varying percentages of Nash Finch’s outstanding voting stock, also constitute a change in control under other compensation and benefit plans maintained by Nash Finch and in which the executive officers named in the Summary Compensation Table participate. Under the terms of the 1994 Stock Incentive Plan and the 2000 Stock Incentive Plan and the agreements evidencing stock options awarded under these plans, upon a change in control, the Compensation Committee may (a) provide that the options will become immediately exercisable upon the change in control, or (b) provide that the optionee will receive, as of the effective date of the change in control, cash in an amount equal to the “spread” between the fair market value of the option shares immediately prior to the change in control and the exercise price of the option shares.

      Under the terms of the 2000 Stock Incentive Plan and award agreements thereunder, if a change in control of Nash Finch occurs, all restricted stock awards that have been outstanding at least six months will immediately and fully vest, and the forfeiture provisions relating to the shares underlying all performance units will lapse and the units will immediately be settled and the underlying shares distributed, unless the named executive (or his designee) waives the right to acceleration.

      Under the terms of deferred compensation plans applicable to directors and officers of Nash Finch, upon a change in control, Nash Finch must transfer to a benefit protection trust to be established in connection with each such plan an amount of assets sufficient to bring the value of trust assets to at least 125% of the aggregate balance of all participant accounts in each such plan as of the last day of the month immediately preceding the change in control.

      Under the terms of the Nash Finch Employee Stock Purchase Plan, the Compensation Committee may accelerate the end of an offering period upon a change in control and either provide for the immediate exercise of all outstanding options under that plan or terminate such options and refund all payroll deductions to plan participants.

      Under the terms of their employment offer letters, Mr. Brown and Mr. Dimond are both entitled to payment of twelve months of severance compensation in the event that their employment is terminated by the Company, other than for cause or by reason of a change in control.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Overview. The Compensation Committee is responsible for developing and implementing executive compensation policies and programs that support Nash Finch’s primary objective of long-term maximization of stockholder value. The Compensation Committee is comprised of directors who are not officers or employees of Nash Finch.

      As part of the Committee’s ongoing efforts to ensure the program’s continuing effectiveness in supporting the creation of stockholder value, a review was concluded in 1999 and again in 2001 with the assistance of an outside executive compensation consultant. The 1999 review led to significant changes in Nash Finch’s approach to executive compensation programs. Some of the changes were implemented effective for 1999, and others for 2000. Major themes for change included a focus on stock incentives and executive stock ownership, alignment of executive and stockholder interests, performance and simplifying and streamlining the program. The 2001 review confirmed prior actions and the Committee determined that no further significant changes were necessary.

      Compensation Philosophy. The key principles underlying Nash Finch’s executive compensation program are as follows:

•	Place High Portion of Pay at Risk — Executive compensation is strongly linked to measured performance with a substantial portion of pay at risk. Salaries and other types of “fixed” compensation that do not vary with performance are de-emphasized.

•	Emphasize Stockholder Value Objective — As an incentive to create long-term value for stockholders, a substantial portion of executive compensation is tied to the value of our common stock.

•	Align Executive and Stockholder Interests — In addition to at-risk pay and emphasis of stock-based compensation, minimum common stock ownership requirements have been established for senior executives. This further aligns the interests of stockholders and executives, thereby enhancing the potential for stockholder value creation.

•	Pay Competitively for Results — Nash Finch intends to provide executives with compensation opportunities competitive with those in companies, comparable in size and scope, with which it competes for people and customers, while supporting a high-performance culture by tying a substantial portion of compensation to results.

      To maintain a competitive total compensation program, comparisons are made with the practices at other companies which operate in a similar business environment and compete with Nash Finch for similar types of executives, with an emphasis on the wholesale and retail food distribution industry. These comparisons, by necessity, extend beyond the companies included in the industry peer group for the comparative performance graph shown below, given the number and size of companies included in the industry peer group.

      Components of Executive Compensation. The principal components of executive compensation are salaries, annual bonuses and long-term incentives.

      Salaries. Salaries for executives are based on level of responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The Compensation Committee, along with the Corporate Governance Committee, recommends the salary for the CEO to the Board of Directors. The Compensation Committee determine the salaries for the other corporate and operating officers, including the other executive officers, based on a review and evaluation of each such officer’s performance as well as the CEO’s recommendations. While salaries are reviewed annually, a longer salary adjustment cycle may be used in an effort to reinforce Nash Finch’s philosophy of emphasizing at-risk compensation.

      Annual Bonuses. For fiscal 2002, annual bonuses for the executive officers named in the Summary Compensation Table were based entirely upon performance against objectively measurable, predetermined financial and operational goals as specified in the Performance Incentive Plan approved by the Nash Finch stockholders in May 2002. These goals involved company net earnings, an independent assessment of retail store performance, assessments of fill rate, on-time deliveries and selector accuracy, and earnings of the food distribution segment. These executives were assigned a maximum bonus opportunity ranging from 80% to 120% of base salary. The Compensation Committee retains and has exercised discretion under the Performance Incentive Plan to provide for downward adjustments in bonus payouts, and to adjust financial goals for the cumulative effect of a change in accounting principle adopted in the fourth quarter of 2002. For fiscal 2002, the Committee approved bonus payments to the executives named in the Summary Compensation Table ranging from 66% to 80% of base salary.

      For other executives participating in the annual bonus program, bonuses for fiscal 2002 were based 80% on performance against predetermined goals, including one key financial objective and two operational objectives, and 20% on the executive’s personal performance. These executives were assigned a maximum bonus opportunity ranging from 40% - 80% of base salary.

      In all cases, performance against the predetermined financial and operational goals was measured after the completion of the audit of Nash Finch’s financial statements for fiscal 2002, and the amount of the executive’s bonus for that year was determined on the basis of such measured performance and assessment of personal performance as applicable. Bonuses earned for 2002 are to be paid in cash, subject to the ability of certain participants to elect to receive up to 100% of their bonus in shares of common stock in lieu of cash. Participants electing to receive all or part of their bonus in shares of common stock received additional shares of restricted stock equal to 15% of the shares paid in lieu of cash. All such restricted stock will vest after two years of continued employment, provided the executive has retained beneficial ownership of the unrestricted shares. All bonus and restricted shares were issued under the 2000 Stock Incentive Plan.

      Long-Term Incentives. Nash Finch complements salaries and annual bonuses with a stock-based compensation program to align executive interests with those of stockholders and create long-term stockholder value. Incentives have included, or may include, stock options, restricted stock, performance units, stock appreciation rights and phantom stock. The Compensation Committee determines long-term incentive participation and award size based on position level, individual and company performance, and competitive practices. Any amounts executives actually realize under these awards typically depend on the market price of the common stock.

      Stock options are intended to align executives’ interests with stockholders by giving them the opportunity to purchase shares of Nash Finch common stock. Stock options become valuable only if stock price appreciates after the award. Non-qualified stock option awards were made during 2002 under the 2000 Stock Incentive Plan to 70 executives (not including Mr. Marshall), nine of whom are executive officers. In each case, the price at which the options can be exercised equals 100% of the fair market value of a share of the Company’s common stock on the date of grant. These options become exercisable in five equal installments, beginning six months after the date of grant and on the anniversary of the date of grant in each of the following four years. The options expire five years after the date of grant.

      Chief Executive Officer Compensation. For fiscal 2002, Mr. Marshall’s annual base salary rate was $675,000, unchanged since May 2001. The Committee approved a bonus payment to Mr. Marshall for fiscal 2002 equal to 75% of his base salary, reflecting not only the Company’s performance against the goals for executive officers described earlier under the caption “Annual Bonuses,” but also the Committee’s decision to exercise its authority to make a discretionary reduction in the cash bonus under the Performance Incentive Plan, and in lieu of the amount of the reduction, to grant Mr. Marshall a non-qualified option under the 2000 Stock Incentive Plan to acquire 40,000 shares of the Company’s common stock. This action reflected the Committee’s desire to further increase the orientation of Mr. Marshall’s 2002 compensation toward stock value and recognize Mr. Marshall’s ongoing high performance. The terms of the option granted are the same as those described in the previous paragraph.

      In February 2002, the Committee decided to make a special restricted stock award of 50,000 shares to Mr. Marshall in recognition of his outstanding leadership and in lieu of an annual stock option award. Beginning on the first anniversary of the award, and each year thereafter, 20% of the shares subject to the award vest (forfeiture restrictions lapse). In connection with each vesting, Mr. Marshall is entitled to receive a cash award equal to 40% of the fair market value of the vesting shares as of the vesting date. The first vesting of 10,000 shares occurred on February 19, 2003, resulting in a supplemental cash award of $22,740.

      Stock Ownership Requirements. A cornerstone of Nash Finch’s compensation philosophy is aligning stockholder and executive interests through stock ownership. With this in mind, the Company has established a policy regarding stock ownership by senior executives, with three and five year targets. Within three years after implementation of the policy or joining Nash Finch, whichever is later, each executive is required to own an amount of common stock whose fair market value equals or exceeds a specified percentage of his or her base salary. For these purposes, “fair market value” at any time means a rolling 52 week average closing price for Nash Finch common stock on the Nasdaq National Market. Within five years of the same start date, the sum of (i) the fair market value of the common stock owned by each executive plus (ii) the “spread” between the aggregate fair market value of all shares subject to stock options held by the executive and the aggregate exercise price of those options must equal or exceed a specified multiple of his or her base salary. For purposes of this policy, shares of Nash Finch common stock “owned” by the executive include shares held outright, shares of restricted stock and performance units payable in shares of stock. The required targets increase with level of responsibility, and range from 25% of base salary to 100% of base salary for the three year targets, and from 2 times base salary to 5 times base salary for the five year targets. The Compensation Committee periodically reviews the requirements for appropriateness relative to external considerations, as well as current ownership levels relative to the requirements.

      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally provides that Nash Finch may not deduct compensation in excess of $1 million paid in any taxable year to Mr. Marshall or the other four executive officers named in the Summary Compensation Table, unless the compensation in excess of $1 million is “performance based.” Compensation that is deferred until retirement does not count toward the $1 million limit. The adoption of the Performance Incentive Plan in 2002 was intended to qualify annual bonuses for these individuals as “performance based.” In addition, certain compensation under the 2000 Stock Incentive Plan, such as stock options and awards contingent upon the satisfaction of performance criteria, can also be qualified as “performance based.” The Compensation Committee will monitor the executive compensation program with respect to Section 162(m) deductibility issues and while it expects that compensation for all executive officers will be fully deductible, it reserves the discretion, if circumstances warrant, to provide for compensation that would not be deductible.

      During fiscal 2002, compensation paid to Mr. Marshall and the other executive officers was fully deductible.

      Conclusion — The Compensation Committee believes these executive compensation policies and practices effectively serve the interest of stockholders and Nash Finch, and it will continue to monitor the effectiveness of the total compensation program in supporting the creation of long-term value for stockholders.

COMPENSATION COMMITTEE

Jerry L. Ford, Chair
Carole F. Bitter
John H. Grunewald
Laura Stein

PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on our common stock for the last five fiscal years with the cumulative total return over the same period of the S&P SmallCap 600 Index (in which Nash Finch is included) and a peer group of companies selected by Nash Finch (weighted according to the peer companies’ market capitalization at the beginning of each fiscal year). The companies included in the Peer Group are Fleming Companies, Inc., SuperValu Inc. and Spartan Stores, Inc. These companies were selected on the basis that, like Nash Finch, each is a full-line distributor of grocery products at wholesale and retail. The Compensation Committee has approved the selection of these companies.

      The comparison assumes the investment of $100 in our common stock, the S&P SmallCap 600 Index and the Peer Group at the end of fiscal 1997 and reinvestment of all dividends.

	Base Period	Return	Return	Return	Return	Return
Company/Index Name	12/31/97	1/3/98	1/2/99	12/30/00	12/29/01	12/28/02

Nash Finch Company	$100	$78.45	$36.62	$69.80	$181.69	$47.74
S&P SmallCap 600 Index	100	98.69	110.94	124.03	133.24	112.65
Peer Group	100	126.83	96.30	74.24	123.87	75.19

Source:	Standard & Poor’s Investment Services

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

      The Audit Committee consists of directors who are each considered “independent” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, Section 301 of the Sarbanes-Oxley Act of 2002 (section 10A(m)(3) of the Securities Exchange Act) and the SEC’s rules to implement Section 301. The Audit Committee operates under a written charter adopted by the Board of Directors that was recently amended to reflect corporate governance standards currently proposed by the Nasdaq Stock Market and rules regarding audit committee responsibility required by the Sarbanes-Oxley Act of 2002. A copy of the charter is attached as Appendix I to this proxy statement. The Audit Committee reviews the adequacy of its charter on an annual basis.

      As described more fully in the charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, accounting and financial controls, compliance processes and audit functions. Management is responsible for the preparation, presentation and integrity of Nash Finch’s financial statements and public reports, its accounting and financial controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In accordance with the Sarbanes-Oxley Act of 2002 and its charter, the Audit Committee has the ultimate responsibility to select, compensate, evaluate and, when appropriate, replace Nash Finch’s independent auditor. In discharging its responsibilities, the Audit Committee has the authority to engage its own outside advisors.

      The Audit Committee is also required, by charter and applicable laws and regulations, to pre-approve all audit and non-audit services to be performed for Nash Finch by its independent auditor. Pre-approval of specific categories of services subject to specific budgets is provided by the full Committee for up to a year. Additional services must receive the specific pre-approval of the Committee. This pre-approval authority may be delegated to one or more members of the Audit Committee, who must report any exercises of this authority to the full Audit Committee at its next meeting.

      The Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by Nash Finch regarding accounting, internal controls and auditing matters, including a process by which Nash Finch employees may anonymously and confidentially submit complaints and concerns regarding questionable accounting or auditing matters.

Review of Nash Finch’s Audited Financial Statements for the Fiscal Year Ended December 28, 2002

      The Audit Committee has reviewed and discussed the audited financial statements of Nash Finch for the fiscal year ended December 28, 2002 with Nash Finch’s management and Ernst & Young LLP (“Ernst & Young”), Nash Finch’s independent public accountants. We have also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

      Based on the review and discussions noted above, the Audit Committee recommended to the Board that Nash Finch’s audited financial statements be included in Nash Finch’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the SEC.

AUDIT COMMITTEE

John E. Stokely, Chair
Carole F. Bitter
John H. Grunewald
Robert F. Nash
William R. Voss
William H. Weintraub

INDEPENDENT AUDITORS

      Effective March 11, 2003 Audit Committee engaged the firm of Ernst & Young as the independent public accountants to audit the financial statements of Nash Finch, beginning with its financial statements for the year ending December 28, 2002. We have requested and expect a representative of Ernst & Young to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

      Ernst & Young had also been engaged as our independent public accountants prior to July 29, 2002. Effective that date, upon the recommendation of the Audit Committee, the Board had dismissed Ernst & Young and engaged Deloitte & Touche LLP (“Deloitte & Touche”) as our independent public accountants to audit Nash Finch’s financial statements, beginning with its financial statements for the fiscal year ended December 28, 2002. Neither of the reports of Ernst & Young on the financial statements of Nash Finch for the two fiscal years ending December 29, 2001 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the two fiscal years ending December 29, 2001 and each subsequent interim period preceding July 29, 2002 which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreements(s) in connection with their reports. No “reportable events,” as identified in Regulation S-K, Item 304(a)(1)(v), occurred within the two most recent fiscal years and each subsequent interim period preceding July 29, 2002.

      During the two fiscal years ending December 29, 2001 and any subsequent interim period prior to July 29, 2002, Deloitte & Touche had not been consulted by us either with respect to the application of accounting principles to a specific transaction, the type of audit opinion that might be rendered on Nash Finch’s financial statements, or any “disagreement” or “reportable event” as described in Item 304(a)(2)(ii) of Regulation S-K.

      Effective January 28, 2003, Deloitte & Touche resigned as our independent public accountants. Deloitte & Touche had not reviewed, audited or rendered any report on any of financial statements of Nash Finch as of any date or for any period during the time it served as our independent public accountants. During the period of Deloitte & Touche’s engagement, there were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

      During the period of Deloitte & Touche’s engagement, certain information came to its attention that Deloitte & Touche determined if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued. However, due to its resignation, Deloitte & Touche was not able to conclude what effect, if any, these matters have on Nash Finch’s previously issued or to be issued financial statements. The information pertained to an informal inquiry commenced October 9, 2002 by the Division of Enforcement of the SEC into the Company’s practices relating to “count-recount” charges assessed to the Company’s vendors in connection with certain types of promotional allowances, and a corresponding investigation of our practices and procedures relating to count-recount charges commenced by special outside counsel in conjunction with the Audit Committee. Deloitte & Touche advised the Audit Committee and us that, as of the date of its resignation, we had not provided Deloitte& Touche with sufficient evidence for it to conclude that our accounting practices for count-recount charges were appropriate.

      On March 14, 2003, we reported that the staffs of the SEC’s Office of the Chief Accountant and Division of Corporation Finance had indicated that, based on our oral and written representations, they would not object at that time to our accounting for count-recount charges. The investigation by the SEC’s Division of Enforcement is ongoing and the response by the staffs of the Office of Chief Accountant and Division of Corporation Finance does not preclude any further action by the Division of Enforcement. We continue to cooperate fully with the SEC.

      As noted, Ernst & Young was again engaged by the Audit Committee effective March 11, 2003. We had consulted with Ernst & Young after October 9, 2002 regarding our accounting for count-recount charges, and Ernst & Young concurred with our conclusion that our accounting for these count-recount charges was in accordance with generally accepted accounting principles.

      The information reported in the preceding six paragraphs was previously reported by Nash Finch in Current Reports on Form 8-K filed on July 29, 2002, February 4, 2003 and March 14, 2003. Both Ernst & Young and Deloitte & Touche were provided with the opportunity to review this information, and neither firm indicated a desire to present its views in this proxy statement.

Audit and Other Fees

      The following table sets forth the amounts Ernst & Young and Deloitte & Touche billed us for audit services with respect to fiscal 2002 and for other professional services rendered during fiscal 2002. As noted above, Ernst & Young has been engaged as our independent auditor since March 11, 2003, and was engaged as our independent auditor prior to July 29, 2002, and Deloitte & Touche was engaged as our independent auditor from July 29, 2002 until January 28, 2003. The Audit Committee determined that the provision of non-audit related services referred to below was compatible with maintaining the independence of the respective firms.

Aggregate
Type of Fee	Fees Billed

Audit Fees:
Ernst & Young	$550,000
Deloitte & Touche	$130,000

Financial information systems design and implementation fees:
Ernst & Young	—
Deloitte & Touche	$1,612,722

All other fees(1):
Ernst & Young	$407,375
Deloitte & Touche	$138,830

(1)	Other fees include services such as benefit plan audits and tax and other authorized consulting services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of our outstanding shares of common stock to file with the SEC reports of initial ownership and reports of changes in ownership in Nash Finch securities. We provide assistance to our directors and executive officers in complying with Section 16(a), including preparing the reports and forwarding them to the SEC for filing.

      To our knowledge, based upon a review of the copies of reports filed and written representations, all filing requirements applicable to directors and executive officers were complied with during the fiscal year ended December 28, 2002 except for the following:

•	Due to administrative error, we failed to file reports on Form 4 on behalf of certain directors with respect to two quarterly acquisitions of phantom stock units resulting from the deferral of director compensation. This affected Carole F. Bitter, Jerry L. Ford, Allister P. Graham, Robert F. Nash, Laura Stein, William Voss and William Weintraub. The acquisition of these units was subsequently reported by each individual on a Form 5.

•	We inadvertently failed to include on a Form 4 filed for Allister P. Graham the exercise of a stock option that was subsequently reported on an amended Form 4.

•	As a result of delays in communications, we filed a late Form 4 for John H. Grunewald on two occasions, each covering a single transaction, a late Form 4 for Jeffrey E. Poore reporting a stock option grant, and a late Form 3 for David J. Bersie.

2004 STOCKHOLDER PROPOSALS

      Any proposal of a Nash Finch stockholder intended to be presented at the Annual Meeting of Stockholders in 2004 and included in our proxy statement and form of proxy must be received by us at our principal executive office a reasonable time before we begin to print and mail our proxy materials. We expect that we will begin to print our proxy materials for the 2004 Annual Meeting no later than March 29, 2004. Given the timing requirements specified by the SEC in Rule 14a-8 for dealing with stockholder proposals to be included in company proxy statements, we believe that a reasonable deadline for submitting any stockholder proposal for inclusion in our proxy statement is December 5, 2003. A stockholder who wishes to make a proposal at the Annual Meeting in 2004 without including the proposal in our proxy statement must also notify us a reasonable time before we begin to mail our proxy materials. Consistent with the principles outlined by the SEC in Rule 14a-4(c), we believe a reasonable deadline for these purposes is February 12, 2004. If a stockholder fails to give notice by that date, then the persons named as proxies by us for the 2004 Annual Meeting will have discretionary authority to vote on the proposal.

HOUSEHOLDING INFORMATION

      Some banks, brokers and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that you and other holders of the Company’s common stock in your household may not receive separate copies of our Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Nash Finch Company, Attention: Corporate Secretary, P. O. Box 355, Minneapolis, MN 55440-0555, telephone (952) 832-0534.

MISCELLANEOUS

      Our Board is not aware of any other matters which may be presented to our stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

      We will bear the cost of soliciting proxies. Directors, officers and regular employees of Nash Finch may, without compensation other than their regular compensation, solicit proxies by mail, telephone, facsimile or other electronic transmission, or personal interview. Nash Finch may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of our common stock.

      All stockholders who do not expect to attend the Annual Meeting are urged to execute and return the enclosed proxy card promptly.

By Order of the Board of Directors

Kathleen E. McDermott
Senior Vice President, General
Counsel and Secretary

June 2, 2003

Minneapolis, Minnesota

APPENDIX I

NASH FINCH COMPANY

AUDIT COMMITTEE CHARTER

April 15, 2003

Purpose

      The Audit Committee assists the Board of Directors in overseeing:

•	management’s processes for ensuring the quality and integrity of the financial statements and reporting practices of the Company,

•	the independent auditor’s qualifications and independence,

•	the performance of the Company’s internal audit function and independent auditors,

•	management’s processes for ensuring compliance by the Company with legal and regulatory requirements, and

•	the Company’s system of disclosure, accounting and financial controls and legal and ethical compliance programs.

Committee Membership

      The Audit Committee shall consist of three or more directors, each of whom is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Each member of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market (as may be modified or supplemented), federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”). At least one member of the Audit Committee shall be a “financial expert” as defined by the SEC.

Committee Authority

      The Audit Committee shall have the sole authority to appoint and retain or replace the independent auditor, to determine the independent auditor’s compensation and terms of engagement, and to oversee the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor and to any advisors employed by the Audit Committee. The Audit Committee is empowered to investigate any matter brought to its attention.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, except for non-audit services that qualify for any de minimis exception under federal securities laws. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, so long as decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

Committee Meetings and Communications

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall constitute a quorum. The chairperson of the Audit Committee shall be appointed by the Board. The Audit Committee is to maintain free and open communications with the independent auditor, financial and senior management and the internal audit function. This communication shall include separate executive sessions, at least annually, with each of these parties. The Audit Committee shall make regular reports to the full Board, and shall provide the required report in the Company’s annual proxy statement.

Committee Responsibilities

      To fulfill its oversight role, the Audit Committee will:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to their release and prior to the filing of the Company’s periodic report with the SEC for the period most recently ended.

      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

      4. At least annually, review with management, the General Counsel and the director of internal audit the effectiveness of the Company’s disclosure controls and procedures.

      5. Review and approve the internal control report of management and the related attestation report prepared by the independent auditor when such reports are required by applicable SEC rules to be included in each Form 10-K filed by the Company.

      6. Review and discuss reports received at least annually from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      7. Discuss generally with management the types of information and types of presentations to be made in the Company’s earnings releases, and provided to analysts and rating agencies.

      8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, changes in generally accepted accounting principles, and off-balance sheet structures on the Company’s financial statements.

      9. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      10. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Oversight of the Company’s Relationship with the Independent Auditor

      11. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      12. Establish procedures for resolving disagreements between management and the independent auditor.

      13. Review and evaluate the lead partner of the independent auditor team.

      14. Obtain and review a written report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. Evaluate and discuss with the independent auditor its qualifications, performance and independence, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      15. Ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

      16. Establish policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      17. Require the independent auditor to review and discuss with the Audit Committee issues on which the Company’s audit team consulted with the national office of the independent auditor.

      18. Meet with the independent auditor in a timely manner to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

      19. Review and approve the appointment, replacement and compensation of the senior internal auditing executive.

      20. Review the significant reports to management prepared by the internal auditing department and management’s responses.

      21. Annually discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Oversight Over Compliance and Controls

      22. Review periodically with management, internal audit and the independent auditor the adequacy of the Company’s internal controls and any significant findings or recommendations with regard thereto. Review quarterly the disclosures made by the Company’s CEO and CFO during their certification process for the Company’s periodic reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

      23. Obtain from the independent auditor assurance that it has not detected or become aware of any illegal acts involving the Company.

      24. Periodically review the code(s) of conduct applicable to Company directors, officers and employees, and review any reports from management, the General Counsel, internal audit and the independent auditor regarding compliance by the Company and its affiliates with applicable legal requirements and such codes.

      25. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

      26. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      27. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

      28. Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers and directors, or transactions that are not a normal part of the Company’s business.

Other Matters

      29. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      30. Annually review the performance of the Audit Committee.

Limitation of Audit Committee’s Role

      The Audit Committee relies on the expertise and knowledge of management, the internal auditors, the independent auditor and legal counsel in carrying out its oversight responsibilities. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of the independent auditor and management. Management is also responsible for establishing and maintaining an appropriate system of (i) internal controls and procedures for financial reporting, and (ii) disclosure controls and procedures, in accordance with applicable law.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:00 a.m. (CDT) on July 7, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.

•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/nafc/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12 noon (CDT) on July 7, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above) and the last 4 digits of your U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

VOTE BY MAIL

•	Mark your voting choices on the proxy card, sign it and date it.

•	Return the proxy card in the postage-paid envelope we’ve provided or return it to Nash Finch Company, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
V Please detach here V

The Board of Directors Recommends a Vote FOR each nominee named in Item 1.

1.	Election of directors:	01 Jerry L. Ford	☐	Vote FOR	☐	Vote WITHHELD from
		02 John E. Stokely		all nominees		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Address Change?	Mark Box ☐
Indicate changes below:		Date

Signature(s) in Box

Please sign exactly as your name appears on the Proxy. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee, etc., you should include your title and authority. Corporations or partnerships should provide the full name of the entity and the title of the authorized person signing the Proxy for the entity.

NASH FINCH COMPANY

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, JULY 8, 2003

10:00 am (CDT)

Nash Finch Headquarters
7600 France Avenue South
Minneapolis, Minnesota 55435

     NASH FINCH COMPANY

proxy

This Proxy is solicited by the Board of Directors for use at the Annual Meeting on July 8, 2003.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees named in Item 1.

By signing this proxy, you revoke all prior proxies and appoint Allister P. Graham, Ron Marshall and Kathleen E. McDermott, and each of them, with full power of substitution, to vote all shares of the common stock of Nash Finch Company held by you on May 13, 2003, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on July 8, 2003, and any adjournment thereof.

See reverse for voting instructions.